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                                                                   EXHIBIT 10.33

                           CADILLAC MOTOR CAR DIVISION
                       DEALER SALES AND SERVICE AGREEMENT

This Agreement, effective NOVEMBER 01, 1995, is between General Motors Corporation (Cadillac Motor Car Division), a Delaware corporation, located at 30009 Van Dyke Road, Warren, Michigan 48090-9025 ("CADILLAC") and ROBERTSON OLDSMOBILE-CADILLAC, INC., a

[X]  GEORGIA corporation, incorporated JULY 27, 1982;
[ ]  proprietorship;
[ ]  partnership;

doing business at 2355 BROWNS BRIDGE ROAD,
GAINESVILLE, GEORGIA 30504-6054            ("Dealer")

                             PHILOSOPHY AND PREAMBLE

CADILLAC has a distinguished heritage of engineering, manufacturing, producing and marketing prestige luxury vehicles.

The CADILLAC commitment is to capture the imagination of discriminating customers and to compete aggressively, along with our strategic partners, to make CADILLAC the industry leader in customer enthusiasm, owner loyalty, and value.

CADILLAC can only fulfill these objectives with the assistance and cooperation of competent dealers which effectively sell and service CADILLAC motor vehicles, parts and accessories, and related products ("CADILLAC Products").

For CADILLAC and its dealers to obtain maximum benefit from their relationship, they must develop a joint commitment to each other and to the CADILLAC customer.

To support its objective, CADILLAC recognizes that it must:

     (a) Strive to enhance the quality, competitiveness, and popular appeal of CADILLAC Products;

     (b) Endeavor to distribute CADILLAC vehicles among its dealers in a fair and equitable manner;

     (c) Provide each dealer the opportunity to achieve a reasonable return on investment if it fulfills its obligations under this Agreement;

     (d)  Reasonably consider each dealer's request for warranty reimbursement;

     (e)  Assign competent personnel to provide support to Dealer;

     (f)  Maintain an open exchange of ideas with its dealers; and

     (g)  Respect interests of existing dealers in dealer network decisions.




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     CADILLAC must rely on its dealers to provide the expertise to represent
     CADILLAC Products effectively to the public. Dealer, to support the CADILLAC objective, must fulfill its obligations under this Agreement by, in part:

          (a) Providing appropriate skill, capital, equipment, staff and facilities;

          (b) Conducting its dealership activities consistent with the reputation, image and objective of CADILLAC in order to maintain and improve customer confidence in CADILLAC, CADILLAC Products and CADILLAC dealers;

          (c) Exhibiting a caring attitude toward CADILLAC customers and the public to assure complete satisfaction with the dealership, purchase and ownership experience;

          (d) Treating the public and CADILLAC customer with utmost courtesy, sincerity and respect;

          (e)  Maximizing convenience to the public and CADILLAC customer;

          (f) Conducting its business in a highly ethical manner, consistent with all legal and sound business expectations; and

          (g) Promoting, advertising, marketing, selling and servicing CADILLAC Products to the public and to CADILLAC customers,

CADILLAC and Dealer acknowledge that the public expects, and customers of CADILLAC Products demand, quality from CADILLAC, professionalism from Dealer, and respect from both CADILLAC and Dealer.

CADILLAC and Dealer have entered into this Agreement in a spirit of trust and respect, with mutual confidence in one another's integrity and ability, with a strong desire to maintain an open exchange, and to act in an honest and cooperative manner.

CADILLAC and Dealer agree to do business together under the following terms and conditions:

First

     This Agreement shall expire on OCTOBER 31, 2000, or ninety days after the death or incapacity of a Dealer Operator or Dealer Owner, whichever occurs first, unless earlier terminated. Dealer is assured the opportunity to enter into a new Dealer Agreement with CADILLAC at the expiration date if CADILLAC determines Dealer has fulfilled its obligations under this Agreement.

Second

     The "Standard Provisions" (Form GMMS 1013) and the "CADILLAC Dealer Operating Manual" ("MANUAL") are incorporated as a part of this Agreement. The MANUAL will contain sales and service review methodology, requirements for ownership, capital, facilities and training, identification of required tools and equipment, among other operational requirements. The MANUAL may be revised from time to time by consensus of a Joint Dealer Agreement Committee comprising three dealer representatives and three CADILLAC executives. Each revision will have an effective date, Dealer agrees to comply with the then current version of the MANUAL.



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Third
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      Dealer agrees that the following Dealer Operator will provide personal services in accordance with Article 2 of the "Standard Provisions:"


          E. MOSS ROBERTSON, JR.
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Fourth
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      Dealer agrees to assist CADILLAC in achieving its objectives and dedicates itself to pursue complete customer satisfaction. Dealer also agrees to uphold the CADILLAC image and comply with the provisions of this Agreement.

      Dealer acknowledges that to ensure success of the joint effort of CADILLAC and its dealers, Dealer participation is required. Dealer hereby agrees to allow its Dealer Operator to serve when requested on a Joint CADILLAC/Dealer Committee established in accordance with the provisions of the MANUAL. This participation may require travel or expenditures of time. In turn, CADILLAC commits to have appropriate management involvement in such committee.

Fifth
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      CADILLAC and Dealer believe their commitment to the CADILLAC customer and their business goals and objectives, together with this Agreement, should minimize disputes between them. Nevertheless, CADILLAC and Dealer recognize that disputes may arise which cannot be resolved in the normal course. To resolve such disputes, a Joint Mediation Committee ("JMC") comprised of three dealer representatives and three CADILLAC representatives shall administer a dispute resolution process which shall be mandatory, but non-binding on either party. In the MANUAL, JMC shall govern the accessibility of the process and define the eligibility of disputes for mediation.



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     Either Dealer or CADILLAC shall submit any eligible controversy which arises out of or relates to this Agreement to JMC as outlined in the MANUAL. JMC shall appoint a Mediation Panel to hear the dispute. The Panel shall consist of an equal number of dealer and CADILLAC representatives and an independent, professional mediator.

     The Mediation Panel shall evaluate each party's position and propose a recommended solution guided by this Agreement and the principles of fairness and equity. The parties may accept the proposed solution, consult with the Mediation Panel to develop an alternate solution, agree to a binding resolution procedure or pursue any other remedies available to them.

     This provision will apply solely to disputes between Dealer and CADILLAC. If Dealer is involved in identical disputes with CADILLAC and another General Motors Division(s), then the dispute resolution process of the Business Management Division, identified in Paragraph Seventh, will control. If either party initiates any action in court or an administrative agency in contravention of this Paragraph Fifth, that party will pay all attorneys' fees and litigation expenses of the other party arising out of the enforcement of this provision.

Sixth

     Dealer shall safeguard and promote the image and reputation of CADILLAC Products in the conduct of its business. CADILLAC and Dealer shall refrain from any activity which may he harmful to that reputation or image. Dealer and CADILLAC shall avoid all discourteous, deceptive, misleading or unethical practices.

     CADILLAC and Dealer recognize the need for maintaining uniformly high standards of ethical advertising of a quality consonant with the reputation of CADILLAC, its Products and its dealers.

     Dealer agrees not to use any advertising or merchandising programs which are likely to mislead the public or impair the image of Dealer, CADILLAC, the reputation of CADILLAC Products, or the CADILLAC dealer network.

Seventh

     If Dealer is an authorized dealer for more than one division of General Motors, OLDSMOBILE DIVISION will be primarily responsible for administering the provisions of the Dealer Agreements relating to the Dealer Statement of Ownership, Dealership Location and Premises Addendum, and Capital Standard Addendum. OLDSMOBILE DIVISION will execute or extend those documents for all divisions.



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Eighth

This Agreement and related agreements are valid only if signed:

     (a) on behalf of Dealer by its duly authorized representative and, in the case of this Agreement, by its Dealer Operator; and

     (b) this Agreement as set forth below, on behalf of CADILLAC by its General Sales and Service Manager and his authorized representative. All related agreements will be executed by the General Sales and Service Manager or his authorized representative.

The following agreements and understandings are hereby incorporated into this
Agreement:

              (List any special letters, facility agreements, etc.)

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and all existing addenda (other than Successor Addendum) relating to Dealer
Statement of Ownership, Dealer Location and Premises Addendum, Capital Standard Addendum, Area of Primary Responsibility, Motor Vehicle Addendum and Multiple Dealer Operator Addendum, if applicable, which have not been re-executed at the time of this Agreement.

         ROBERTSON OLDSMOBILE-CADILLAC, INC.
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                                Dealer Firm Name



                                              CADILLAC MOTOR CAR DIVISION
                                               General Motors Corporation

By /s/ C M ROBERTSON JR   8/28/95     By /s/ [ILLEGIBLE]
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  Dealer Operator          Date          General Sales and Service Manager



                                      By
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                                         Authorized Representative         Date